UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – January 30, 2015

GILLA INC.
 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-28107	88-0335710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15540 Biscayne Blvd, North Miami, Florida 33160
(Address of principal executive offices)

(416) 843-2881
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01    Other Events.

On January 30, 2015, Gilla Operations Worldwide Limited (“Gilla Worldwide”), a wholly owned subsidiary of Gilla Inc. (“Gilla” or the “Company”), entered into a supply and distribution agreement (the “Supply Agreement”) with an e-cigarette company distributing primarily to the United Kingdom (the “Client”), whereby Gilla Worldwide is to supply white label e-cigarettes, vaporizers, e-liquids and related accessories (the “Products”) for the Client’s existing brand.

The Supply Agreement is for a minimum term of five (5) years, such exclusivity effective upon the successful delivery of the Client’s second purchase order. On January 30, 2015 and in connection to the Supply Agreement, the Company issued 250,000 warrants to purchase Common Shares of the Company exercisable over two (2) years with an exercise price of $0.30 per Common Share (the “Warrants”). If the Supply Agreement were to be terminated, the term of the Warrants would be reduced to expire thirty (30) days after the effective date of the termination.

On February 2, 2015, the Company issued a press release announcing the Supply Agreement.

A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release dated February 2, 2015 from Gilla Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GILLA INC.

Dated: February 5, 2015	By:	/s/ J. Graham Simmonds
J. Graham Simmonds
Chief Executive Officer